BlackRock Funds:
Ohio Municipal Money
Market

File Number:

CIK Number:

For the
Period Ended:
09/30/08

Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period October 1, 2007 through September 30, 2008.

                         PURCHASES (IN THOUSANDS)
TRANSACTION    FACE      SECURITY                   DUE
DATE          AMOUNT     DESCRIPTION      RATE      DATE

12/04/07      $11,250    OHIO STATE       3.620     09/01/38
                         HFA -
                         RESID MORT

                         SALES (IN THOUSANDS)
TRANSACTION    FACE      SECURITY                   DUE
DATE          AMOUNT     DESCRIPTION      RATE      DATE

07/09/08      $4,685     HAMILTON CNTY    1.39     07/15/29
                         OH HFA
                         - PT 507